Exhibit 10.1

PHARMACYCLICS, INC.
2004 EQUITY INCENTIVE AWARD PLAN
(As Amended through October 9, 2008)
(As Further Amended and Restated on October 25, 2011)

ARTICLE 1

PURPOSE

The purpose of the Pharmacyclics, Inc. 2004 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Pharmacyclics, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1           “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

(a)           the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept, or

(b)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time the Board approved such election or nomination.

2.5           “Corporate Transaction” shall mean a change in the Company effected through either of the following transactions:

(a)           a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(b)           the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

2.6           “Code” means the Internal Revenue Code of 1986, as amended.

2.7           “Committee” means the committee of the Board described in Article 12.

2.8           “Consultant” means any consultant or adviser if:

(a)           The consultant or adviser renders bona fide services to the Company;

(b)           The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)           The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9           “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10           “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.11           “Disability” means that the Participant qualifies to receive long-term disability payments (or would so qualify, if he were an Employee) under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12           “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13           “Effective Date” shall have the meaning set forth in Section 13.1.

2.14           “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16           “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee in accordance with the tax laws, the Fair Market Value of a share of Stock as of any date shall be the closing price for a share of Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Stock is then listed) for such date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported.

2.17           “Full Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

2.18           “Hostile Take-Over” shall mean a change in ownership of the Company effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

2.19           “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20           “Independent Director” means a member of the Board who is not an Employee of the Company.

2.21           “Involuntary Termination” shall mean the termination of Participant’s service by reason of:

(a)           Participant’s involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or

(b)           A Participant’s voluntary resignation following:

(1)            A reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than ten percent (10%) or

(2)           A relocation of the Participant’s place of employment by more than forty (40) miles, provided and only if such change, reduction or relocation is effected by the Company without Participant’s consent.

2.22           “Misconduct” shall mean the termination of Participant’s service by reason of Participant’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Company (or any parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Company (or any parent or Subsidiary) in a material manner.

2.23           “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.24           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25           “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26           “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.27           “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28           “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.  All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.29           “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.30           “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.31           “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.32           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.33           “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.34           “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.35           “Prior Plans” means, collectively, the following plans of the Company: the Pharmacyclics, Inc. 1995 Stock Option Plan, the Pharmacyclics, Inc. Non-Employee Directors Stock Option Plan and the Pharmacyclics, Inc. 1992 Stock Option Plan, in each case as such plan may be amended from time to time.

2.36           “Plan” means this Pharmacyclics, Inc. 2004 Equity Incentive Award Plan, as it may be amended from time to time.

2.37           “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38           “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.39           “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.40           “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.41           “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.42           “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.43           “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.44           “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1           Number of Shares.

(a)           Subject to adjustment as provided in Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan be the sum of: (i) 15,957,480 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plans as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plans as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares.  The share replenishment provision of the immediately preceding Section 3.1(a)(iii) shall be effective regardless of whether the Prior Plans have terminated or remain in effect.  Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 5,000,000, as adjusted under Article 11.  The number of shares of Stock available for issuance will be reduced by 1.38 shares for every one share that is issued with respect to any Full Value Award.

(b)           Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award (or any stock option or other award granted pursuant to any Prior Plan) that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Prior Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) or Prior Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and  provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the Nasdaq National Market (or any other applicable exchange or quotation system).  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.  Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.  The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2           Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3           Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during each calendar year shall be 1,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1           Eligibility.

(a)           General.  Persons eligible to participate in this Plan include Employees, Consultants and all members of the Board, as determined by the Committee.

(b)           Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

4.2           Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5

STOCK OPTIONS

5.1           General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)           Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years; and, provided, further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death (but not later than the expiration of the original term).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)           Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)           Evidence of Grant.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2           Incentive Stock Options.  Incentive Stock Options may be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

(a)           Exercise Price.  The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(b)           Expiration of Option.  An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)           Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)           One year after the date of the Participant’s termination of employment or service on account of Disability or death.  Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(iii)           Three (3) months after the date of the Participant’s termination of employment or service for any reason other than Disability or death.  Whether a Participant continues to be an employee shall be determined in accordance with Regulation Section 1.421-1(h)(2).

(c)           Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d)           Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e)           Transfer Restriction.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f)           Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g)           Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3           Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

5.4           Granting of Options to Independent Directors.

(a)           Initial and Annual Options.  During the term of the Plan, a person who first becomes an Independent Director after the Effective Date automatically shall be granted an Option to purchase ten thousand (10,000) shares of Stock (an “Initial Option”).  Commencing with the Effective Date and effective as of each annual meeting of the Company’s stockholders thereafter during the term of the Plan, Independent Directors automatically shall be granted an Option to purchase seven thousand five hundred (7,500) shares of Stock as of each such annual meeting of stockholders (an “Annual Option”); provided, he or she  has served as an Independent Director for the six (6) months prior to such annual meeting of the stockholders and continues to serve as member of the Board upon such date.  For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option on the date following such meeting as well.  Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent they are otherwise eligible, will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Option grant.

(b)           Non-Qualified Stock Options.  Options granted to Independent Directors shall be Non-Qualified Stock Options.

(c)           Price and Exercisability.  The exercise price per share of Stock subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.  Options granted to Independent Directors shall be immediately exercisable for any and all of the option shares; however, any of the shares purchased under such option shall be subject to repurchase by the company at the exercise price paid per share, upon the Independent Director’s cessation of service prior to vesting in such shares.

(d)           Vesting.  Initial Options shall become vested and the company’s repurchase right will lapse in substantially equal annual installments over the five (5) year period commencing with the date of grant.  Annual Options shall become vested and the Company’s repurchase right shall lapse in substantially equal monthly installments over the twelve (12) month period following their date of grant.

(e)           Term of Options.  The term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted.  Upon an Independent Director’s termination of membership on the Board for any reason other than death or Disability, his or her Option granted under Section 5.3(a) shall remain exercisable for thirty-six (36) months following his or her termination of membership on the Board (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but not to extend beyond the original term).  Upon a Independent Director’s termination of membership on the Board due to death or Disability, his or her Option granted under Section 5.3(a) shall immediately vest in full and the Company’s repurchase right shall lapse in its entirety such that the option may be exercisable for thirty-six (36) months following his or her termination of membership on the Board due to death or Disability (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but not to extend beyond the original term) for fully-vested shares.  Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 5.3(a) which is unvested at the time of an Independent Director’s termination of membership on the Board shall thereafter become vested.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1           Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2           Issuance and Restrictions.  Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3           Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4           Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1           Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Participant selected by the Committee.  A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2           Coupled Stock Appreciation Rights.

(a)           A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)           A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c)           A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3           Independent Stock Appreciation Rights.

(a)           An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee.  An ISAR shall be exercisable in such installments as the Committee may determine.  An ISAR shall cover such number of shares of Stock as the Committee may determine.  The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b)           An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4           Payment and Limitations on Exercise.

(a)           Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

(b)           To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1           Performance Share Awards.  Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2           Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3           Dividend Equivalents.

(a)           Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the Section 409A rules.

(b)           Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4           Stock Payments.  Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant.  The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5           Deferred Stock.  Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee.  The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee.  Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6           Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee no later than the grant date.  On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.  The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7           Other Stock-Based Awards.  Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8           Performance Bonus Awards.  Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6.  Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.  The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $1,500,000.

8.9           Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10           Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11           Exercise Upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12           Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13           Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1           Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2           Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1           Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2           Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  In the event of any inconsistency between the Plan and an Award, the terms of the Plan shall govern.

10.3           Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, or as otherwise required by law.  The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4           Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5           Stock Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

10.6           Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1           Adjustments.

(a)           In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or Performance Criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code and the Section 409A Rule.

(b)           In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, except for those options granted to Independent Directors under Section 5.4, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(1)           In the event of any Corporate Transaction or Change in Control, each outstanding Award, which is not otherwise vested or remains subject to forfeiture shall automatically accelerate so that each such Award shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to fifty percent (50%) of the shares of Common Stock which are at the time subject to such Award and unvested and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock, if applicable and fifty percent (50%) of the forfeiture restrictions on such Awards, if applicable, will lapse.  The remaining shares of Common Stock at the time subject to each outstanding Award, but not otherwise vested pursuant to the terms of preceding sentence, shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to the remaining shares, if applicable, and the forfeiture restrictions shall lapse, provided however, the remaining shares shall not become vested and exercisable on such accelerated basis and the remaining forfeiture restrictions will not lapse, if and to the extent, such Award is assumed or substituted by the successor corporation.  In the event the Participant’s service is terminated by reason of Involuntary Termination, within twelve (12) months following a Corporate Transaction or Change in Control in which a portion of such Award was assumed or substituted, the shares subject to such Award shall thereupon vest in full and, if applicable, the remaining forfeiture restrictions shall lapse.  Any Awards so accelerated shall remain exercisable for fully-vested shares, if applicable, until the earlier of (i) the expiration of their term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

(2)           In connection with any Corporate Transaction or Change in Control, the shares of Common Stock at the time subject to each outstanding option, granted under Section 5.4(a), but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration of the option term or the surrender of the option in connection with a Hostile Take- Over.  Upon the occurrence of a Hostile Take-Over, the Independent Director have a thirty (30)-day period in which to surrender to the Company each option granted under Section 5.4(a) and held by him or her for a period of at least six (6) months.  The Participant shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Participant is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares.  Such cash distribution shall be paid within five (5) days following the surrender of the option to the Company.  No approval of the Board or any committee of the Board shall be required in connection with such option surrender and cash distribution.

(3)           The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards (and the automatic termination of one or more outstanding forfeiture restrictions with the immediate vesting of the underlying Awards) upon the occurrence of a Corporate Transaction, whether or not those Awards are to be assumed or replaced (or those forfeiture restrictions are to be assigned) in the Corporate Transaction.

(4)            Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

(5)            Each Award which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Participant basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share, as applicable, under each outstanding Award, provided the aggregate exercise price payable for such securities shall remain the same in a manner consistent with the Section 409A Rule.

(6)           The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding Awards (and the automatic termination of one or more outstanding forfeiture restrictions with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such Award acceleration upon the subsequent Involuntary Termination of the Participant's service within any specified period following the effective date of such Change in Control.

(7)           The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

11.2           Outstanding Awards – Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.3           No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1           Committee.  The Plan shall be administered by the Compensation Committee of the Board.  The Committee shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder.  Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

12.2           Action by the Committee.  A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3           Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Awards;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)           Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)           Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)           Interpret, in a manner consistent with Section 15.14, the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)           Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4           Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5           Delegation of Authority.  To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1           Effective Date.  The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”).  The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2           Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1           Amendment, Modification, And Termination.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type of stock.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2           Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant, except as provided in Section 15.14.

ARTICLE 15

GENERAL PROVISIONS

15.1           No Rights to Awards.  No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2           No Stockholders Rights.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3           Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4           No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5           Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation and is not subject to ERISA.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6           Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7           Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8           Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9           Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10           Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12           Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended (the “Securities Act”), any of the shares of Stock paid pursuant to the Plan.  If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13           Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the State’s conflict of law rules, except where the context requires the laws of a particular jurisdiction to be applied.)

15.14           409A Compliance.  It is the intention of the Board that the Plan comply with the Section 409A Rules and the Committee and Board shall exercise discretion in granting Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Share Units, Dividend Equivalents, Stock Payout Awards, Deferred Stock, Restricted Stock Units, Performance Bonus Awards, Performance-Based Awards, and other Stock-Based Awards, accordingly.  The Plan and any grant of an Award under the Plan may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409 Rule.

15.15           Reporting.  The Company will provide grantees who are awarded Incentive Options with statements in accordance with Section 6039(a) of the Code and will file a return with the Internal Revenue Service with respect to grantees who are awarded Incentive Options in accordance with Section 6039(a)(1) of the Code.  The Company will provide grantees who are awarded Nonqualified Options with a statement containing the information set forth in Treasury Regulation Section 1.61-14(c)(3).

15.16           Clawback.  The Committee shall, in all appropriate circumstances and in accordance with guidance issued by the U.S. Securities and Exchange Commission, require reimbursement of any annual incentive payment including Incentive Options and Nonqualified Options to an executive officer where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the U.S. Securities and Exchange Commission; and (ii) a lower payment would have been made to the executive based upon the restated financial results.  In each such instance, the Committee shall, to the extent practicable and in a manner consistent with Section 409A of the Code, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the three year period preceding the accounting restatement exceeded the lower payment that would have been made based on the restated financial results.  For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.